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                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "HORIZON PHARMACIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF APRIL, A.D. 1998, AT 10 O'CLOCK A.M.















                                  [SEAL]    EDWARD J. FREEL
                                           ------------------------------------
                                            EDWARD J. FREEL, SECRETARY OF STATE

                                            AUTHENTICATION:
2888669   8100                                                    9047224
                                                      DATE:
981158499                                                         04-27-98

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                            CERTIFICATE OF INCORPORATION
                                         OF
                              HORIZON PHARMACIES, INC.


                                     ARTICLE I
                                        NAME

The name of this Corporation is:  HORIZON Pharmacies, Inc.

                                      ARTICLE II
                                   REGISTERED AGENT

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle and the name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                     ARTICLE III
                                       DURATION

     The duration of the Corporation is perpetual.

                                      ARTICLE IV
                                       PURPOSES

     The objectives and purposes for which the Corporation is organized is (i) to acquire and operate a chain of retail pharmacies and related businesses; and
(ii) to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, now or hereafter in effect.

                                      ARTICLE V
                                     INCORPORATOR

     The name and address of the Incorporator is Douglas A. Branch, 211 North Robinson, 12th Floor, Oklahoma City, Oklahoma 73102.

                                      ARTICLE VI
                                  AUTHORIZED CAPITAL

     The total number of shares of all classes of stock which the Corporation shall have the authority to issue is fifteen million (15,000,000) shares, divided into classes designated as follows: (i) fourteen million (14,000,000) shares of common stock, par value $.01 per share (the "Common Stock"); and (ii) one million (1,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock").

                                     ARTICLE VII
                                 ATTRIBUTES OF STOCK

     The designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, for each class of stock of the Corporation shall be as follows:

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     COMMON STOCK: Each share of Common Stock shall be equal to each other share of Common Stock and, when issued, shall be fully paid and non-assessable, and the personal property of stockholders shall not be liable for corporate debts. Subject to any preferential rights of the holders of Preferred Stock, the holders of Common Stock of the Corporation shall each be entitled to share in any dividends of the Corporation ratably, if, as and when declared by the Board of Directors.

     Each holder of record of Common Stock shall have one vote for each share of Common Stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock.

     PREFERRED STOCK: Shares of Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the particulars fixed by the Board of Directors for each series as provided herein. All shares of any one series shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     The Board of Directors is hereby authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and determine, and is hereby expressly authorized and empowered to fix and determine, by resolution or resolutions, the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, and in connection therewith, the Board of Directors is expressly authorized and empowered to fix and determine any or all of the following provisions of the shares of such series:

          (i) the designation of such series and the number of shares which shall constitute such series;

          (ii) the annual dividend rate payable on shares of such series, expressed in a dollar amount per share, and the date or dates from which such dividends shall commence to accrue and shall be cumulative;

          (iii) the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

          (iv) the amounts payable upon shares of such series, in the event of the voluntary or involuntary liquidation, distribution of assets (other than payment of dividends), dissolution, or winding up of the affairs of the Corporation;

          (v) the sinking funds or mandatory redemption provisions, if any, for the redemption or purchase of shares of such series;

          (vi) the extent of the voting powers, if any, of the shares of such series;

          (vii) the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation or any class or classes thereof; and

          (viii) any other preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of such preferences or rights, of shares of such series.


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                                     ARTICLE VIII
                                  BOARD OF DIRECTORS

     The number of directors of this Corporation shall be as specified pursuant to the Bylaws of the Corporation and may be altered from time to time as may be provided therein. In case of vacancies in the Board of Directors, including vacancies occurring by reason of an increase in the number of directors, a majority of the remaining members of the Board, even though less than a quorum, may elect directors to fill such vacancies to hold office until the next annual meeting of the stockholders.

                                      ARTICLE IX
                                EXCULPATORY PROVISIONS

     No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article IX is in effect shall be deemed to be doing so in reliance on the provisions of this Article IX, and neither the amendment or repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article IX are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     If the Delaware General Corporation Law is amended to further limit or eliminate liability of the Corporation's directors for breach of fiduciary duty, then a director of this Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. If the Delaware General Corporation Law is amended to increase or expand liability of the Corporation's directors for breach of fiduciary duty, no such amendment shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment or otherwise adversely affect any right or protection of a director of this Corporation existing at the time of such amendment.

                                      ARTICLE X
                             COMPROMISE OR ARRANGEMENT BY
                      CORPORATION WITH CREDITORS OR STOCKHOLDERS

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Delaware Code, may order a meeting of the creditors or class of creditors, and/or of the


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stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                      ARTICLE XI

                            RESERVATION OF RIGHT TO AMEND

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     ARTICLE XII

                                 AMENDMENT OF BYLAWS

     In furtherance of and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by Delaware law, the Board of Directors of the Corporation is hereby authorized to make, amend, alter or repeal the Bylaws of the Corporation.

     The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and accordingly hereunto set his hand this 27 day of April, 1998.


                                       /s/ Douglas A. Branch
                                       -----------------------------------
                                       Douglas A. Branch, Incorporator







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